Exhibit 107

Calculation of Filing Fee Tables

Form S-4

(Form Type)

Ranger Bermuda Topco Ltd

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Equity	Common Shares, par value $0.01 per share	Rule 457(a)	7,430,733 (1)	N/A	$104,030,262 (2)	0.00015310	$15,928
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Carry Forward Securities
Carry Forward Securities	N/A
	Total Offering Amounts					$104,030,262		$15,928
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$18,584
	Net Fee Due							$0

(1)	Represents the estimated maximum number of common shares, par value $0.01 per share (the “Bermuda NewCo common shares”) of Ranger Bermuda Topco Ltd (the “Registrant”) to be issued upon the completion of the mergers and other transactions contemplated by the Combination Agreement (collectively, the “transaction”), dated as of December 29, 2024 and amended as of February 17, 2025 and March 24, 2025, by and among the Registrant, Kestrel Group LLC, the Equityholders of Kestrel Group LLC named therein, Maiden Holdings, Ltd. (“Maiden”), Ranger U.S. NewCo LLC, Ranger Bermuda Merger Sub Ltd and Ranger Merger Sub 2 LLC and is estimated based upon the sum of (i) 144,241,450 Maiden common shares, par value $0.01 per share (“Maiden shares”) outstanding as of March 18, 2025; and (ii) 4,373,207 Maiden shares underlying options and restricted shares of Maiden that will convert into options and restricted shares of the Registrant upon closing of the transaction. At the closing of the transaction, each Maiden share will be automatically canceled and converted into the right to receive 0.05 common shares of Bermuda NewCo (the “Exchange Ratio”), with corresponding adjustments made to options and restricted shares.

(2)	Estimated solely for purposes of calculating the registration fee required by Section 6(b) of the Securities Act of 1933, as amended (the “Securities Act”), and calculated pursuant to Rules 457(c) and 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price of the Bermuda NewCo common shares was calculated as the product of (i) $0.70, being the average of the high and low prices of Maiden shares as of March 19, 2025, which is within five business days prior to the filing of this Registration Statement on Form S-4, divided by the Exchange Ratio and (ii) 7,430,733, the number of Bermuda NewCo common shares that may be issued in exchange for Maiden shares, calculated in accordance with footnote (1) above.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	Ranger Bermuda Topco Ltd	S-4	333-285664	March 10, 2025		$18,584(3)
Fee Offset Sources	Ranger Bermuda Topco Ltd	S-4	333-285664		March 24, 2025		$15,928(4)

(3)	The Registrant previously paid $18,584 upon the initial filing of this Registration Statement on Form S-4 on March 10, 2025.

(4)	Pursuant to the recalculation procedures set forth in Instruction (2) of the Instructions to the Calculation of Filing Fee Tables and Related Disclosures on Form S-4, the Registrant has recalculated the filing fee due for this Registration Statement on Form S-4 and has claimed an offset of $18,584 pursuant to Rule 457(b) under the Securities Act as set forth in Table 2. The $18,584 offset corresponds to the fee the Registrant previously paid in connection with the 148,933,281 Common Shares registered on this Registration Statement on Form S-4 that has been decreased to 7,430,733 pursuant to this Amendment No. 1. The Registrant confirms that (i) this Amendment No. 1 is a pre-effective amendment, (ii) it has decreased the amount of Common Shares registered on this Registration Statement on Form S-4 pursuant to this Amendment No. 1 from 148,933,281 to 7,430,733 and (iii) it has not relied on Rule 457(o) under the Securities Act to calculate the filing fee due for the initial filing or any prior pre-effective amendments to this Registration Statement on Form S-4.